Exhibit 10.3


                               SYNAPTX WORLDWIDE, INC.

                                NON-COMPETE AGREEMENT
                                ---------------------

               This agreement made and entered into this 1st day of January, 1998 between Synaptx Worldwide, Inc. corporation ("Purchaser") and James M. Gleason ("Seller").

                                   WITNESSETH THAT:

          WHEREAS, pursuant to a Merger Agreement (the "Purchase
          Agreement") among Purchaser and WG Controls, Inc. ("WG CONTROLS" or the "Company") and James Gleason, Shirley Gleason, Michael S. Concialdi, and James D. Gammon (the "SELLERS"), Illinois residents, the Purchaser wishes to acquire all the outstanding stock of WG Controls, Inc. (the "SELLERS COMPANY");

               WHEREAS, Seller has been a principal of WG CONTROLS, and due to the nature of his employment and his relationship with the Company, has had access to, and has acquired and assisted in developing confidential and proprietary information relating to the business and operations of the Company, including information with respect to the present and prospective plans, products, systems, processes, customers, suppliers and the sales and marketing methods of the Company;

               WHEREAS, WG CONTROLS has an Employment Agreement
          ("Employment Agreement") with Seller; and

               WHEREAS, Seller acknowledges that such information has been, and will continue to be, of central importance to the business of the WG CORPORATIONS and that the use of such information by, or its disclosure to, competitors of the WG CORPORATIONS or others could cause substantial harm to the Company; and

               WHEREAS, the obligation of Purchaser to consummate the Closing is expressly conditioned on the execution and delivery of this Agreement by Seller;

               NOW, THEREFORE, the parties hereby agree as follows:

               1. For the greater of (i) a period of five (5) years from the Closing date as defined in the Purchase Agreement in Sections
          1.4 ("Closing Date" or "Closing") or (ii) two (2) years after the Seller leaves the employment of WG CORPORATIONS, Seller agrees that he will not, directly or indirectly (whether as an officer, director, employee, agent, representative, consultant, proprietor, partner, joint venturer, stockholder or otherwise), own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected with, any business enterprise which is engaged, directly or through a parent, subsidiary or affiliate, anywhere in
               (i)       Illinois and Southern Wisconsin;
               (ii) Indiana, Iowa Kansas, Michigan, Missouri, Nebraska and Ohio; and
               (iii)     in any other area of the United States
          in any line of business in which Purchaser and its subsidiaries are engaged during the period from the Closing Date through the day that Seller's employment with Purchaser is terminated, provided that nothing herein contained shall be construed as preventing Seller from investing his personal assets in such form or manner as will not require any services on his part in the operation of the business of the companies in which such investments are made.

               2. If the Purchaser elects to terminate the employment arrangement with Seller under the terms of Section 9 (i) of the Employment Agreement, then Section 1 of this Non-Competition Agreement shall be null and void.

               3. Seller will keep confidential any trade secrets or confidential or proprietary information which are now known to him or which hereafter may become known to him as a result of his employment or other association with the Purchaser and shall not at any time, directly or indirectly, disclose any such information to any person, firm or corporation or use the same in any way other than in connection with the business of the Company. Upon the termination of his employment with the Purchaser, Seller agrees to return to the WG CONTROLS all copies of any trade secrets or confidential or proprietary information of the WG CONTROLS that are in his possession or under his control to the Purchaser.

               4. In consideration of the foregoing, the Purchaser agrees to pay Seller the sum of Two Hundred Thousand Dollars
          ($200,000.00) on the Closing Date.

               5. The waiver by the Purchaser of a breach by Seller of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by him.

               6. The rights of the Purchaser under this Agreement shall inure to the benefit of the Purchaser and the successors and assigns of the Purchaser and of WG CONTROLS and the obligations of the Purchaser under this Agreement shall be binding upon the successors and assigns of the Purchaser.

               7. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

               8. In the event that for any reason the Closing pursuant to the Purchase Agreement is not consummated, this Non-
          Competition Agreement shall be null and void.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.




           SYNAPTX WORLDWIDE, INC. (PURCHASER)      JAMES M. GLEASON (SELLER)
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           /s/ Richard E. Hanik                     /s/ James M. Gleason
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           By: Richard E. Hanik, Secretary          By: James M. Gleason